Farmer Mac Reports Second Quarter 2023 Results
- Outstanding Business Volume of $26.7 Billion -

WASHINGTON, D.C., August 7, 2023 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the accessibility of financing for American agriculture and rural infrastructure, today announced its results for the fiscal quarter ended June 30, 2023.

"I'm pleased to report that Farmer Mac once again posted record revenue, core earnings, and net effective spread in the second quarter, building on our consistent performance over the past several years," said President and Chief Executive Officer Brad Nordholm. "Our capital base remains strong, which along with our disciplined asset-liability management and uninterrupted access to the capital markets, supports our long-term strategic growth objectives, and also serves as a buffer against unexpected market developments and changing credit market conditions. We remain focused on our mission to support American agriculture and rural infrastructure."

Second Quarter 2023 Highlights
•Provided $1.6 billion in liquidity and lending capacity to lenders serving rural America
•Added $0.6 billion of new business volume in the form of servicing rights on a pool of loans serviced for others acquired during the quarter
•Net interest income grew 23% year-over-year to $78.7 million
•Net effective spread1 increased 34% from the prior-year period to a record $81.8 million
•Net income attributable to common stockholders was $40.4 million, compared to $35.1 million in the same period last year
•Record core earnings1 of $42.2 million, or $3.86 per diluted common share, reflecting 37% growth year-over-year
•90-day delinquencies were 0.17% across the entire $26.7 billion portfolio as of June 30, 2023
•Maintained strong capital position with total core capital of $1.4 billion, exceeding statutory requirement by 70% and a Tier 1 Capital Ratio of 15.9% as of June 30, 2023

$ in thousands, except per share amounts	Quarter Ended
	Jun. 30, 2023	Mar. 31, 2023	Jun. 30, 2022	Sequential % Change	YoY % Change
Net Change in Business Volume	$252,934	$562,036	$235,981	N/A	N/A
Net Interest Income (GAAP)	$78,677	$79,058	$63,914	—%	23%
Net Effective Spread (Non-GAAP)	$81,832	$77,173	$60,946	6%	34%
Diluted EPS (GAAP)	$3.70	$3.69	$3.23	—%	15%
Core EPS (Non-GAAP)	$3.86	$3.56	$2.83	8%	36%

1 Non-GAAP Measure

Earnings Conference Call Information

The conference call to discuss Farmer Mac's second quarter 2023 financial results will be held beginning at 8:30 a.m. eastern time on Monday, August 7, 2023, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for second quarter 2023 is in Farmer Mac's
Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

The main difference between core earnings and core earnings per share (non-GAAP measures) and net income attributable to common stockholders and earnings per common share (GAAP measures) is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Another difference is that these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. As further explained below, net effective spread differs from net interest income and net interest yield by excluding certain items from net interest income and net interest yield and including certain other items that net interest income and net interest yield do not contain.

Farmer Mac excludes from net effective spread the interest income and interest expense associated with the consolidated trusts and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns on the related Farmer Mac Guaranteed Securities owned by third parties is effectively a guarantee fee. Accordingly, the excluded interest income and interest expense associated with consolidated trusts is reclassified to guarantee and commitment fees in determining Farmer Mac's core earnings. Farmer Mac also excludes from net effective spread the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on Farmer Mac's financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.

Net effective spread also differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities. The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "Gains on financial derivatives" on the consolidated statements of operations. However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread.

Net effective spread also differs from net interest income and net interest yield because it includes the net effects of terminations or net settlements on financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other GSEs and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that Farmer Mac receives upon the inception of certain swaps. The inclusion of these items in net effective spread is intended to reflect our view of the complete net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2022, filed February 24, 2023 with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or rural infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural infrastructure indebtedness;

•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or rural infrastructure lending, borrower repayment capacity, or collateral values, including rapid inflation, fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, volatility from the recent commercial banking failures, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization and slow inflation; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, climate change, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 24, 2023. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	June 30, 2023	December 31, 2022
	(in thousands)
Assets:
Cash and cash equivalents	$874,090	$861,002
Investment securities:
Available-for-sale, at fair value (amortized cost of $4,894,715 and $4,769,426, respectively)	4,717,619	4,579,564
Held-to-maturity, at amortized cost	45,032	45,032
Other investments	5,164	3,672
Total Investment Securities	4,767,815	4,628,268
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $8,159,474 and $8,019,495, respectively)	7,745,415	7,607,226
Held-to-maturity, at amortized cost	849,828	1,021,154
Total Farmer Mac Guaranteed Securities	8,595,243	8,628,380
USDA Securities:
Trading, at fair value	1,348	1,767
Held-to-maturity, at amortized cost	2,336,212	2,409,834
Total USDA Securities	2,337,560	2,411,601
Loans:
Loans held for investment, at amortized cost	9,129,176	9,008,979
Loans held for investment in consolidated trusts, at amortized cost	1,448,180	1,211,576
Allowance for losses	(16,748)	(15,089)
Total loans, net of allowance	10,560,608	10,205,466
Financial derivatives, at fair value	26,824	37,409
Accrued interest receivable (includes $15,737 and $12,514, respectively, related to consolidated trusts)	233,529	229,061
Guarantee and commitment fees receivable	46,181	47,151
Deferred tax asset, net	3,302	18,004
Prepaid expenses and other assets	214,413	266,768
Total Assets	$27,659,565	$27,333,110

Liabilities and Equity:
Liabilities:
Notes payable	$24,510,004	$24,469,113
Debt securities of consolidated trusts held by third parties	1,357,763	1,181,948
Financial derivatives, at fair value	188,652	175,326
Accrued interest payable (includes $8,556 and $8,081, respectively, related to consolidated trusts)	143,977	117,887
Guarantee and commitment obligation	45,873	46,582
Accounts payable and accrued expenses	65,036	68,863
Reserve for losses	1,705	1,433
Total Liabilities	26,313,010	26,061,152
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,305,477 shares and 9,270,265 shares outstanding, respectively	9,305	9,270
Additional paid-in capital	130,147	128,939
Accumulated other comprehensive loss, net of tax	(34,351)	(50,843)
Retained earnings	755,392	698,530
Total Equity	1,346,555	1,271,958
Total Liabilities and Equity	$27,659,565	$27,333,110

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$69,779	$11,200	$129,482	$16,916
Farmer Mac Guaranteed Securities and USDA Securities	144,761	51,616	281,298	94,536
Loans	129,292	76,632	248,324	143,879
Total interest income	343,832	139,448	659,104	255,331
Total interest expense	265,155	75,534	501,369	125,879
Net interest income	78,677	63,914	157,735	129,452
(Provision for)/release of losses	(1,073)	1,372	(1,620)	1,316
Net interest income after (provision for)/release of losses	77,604	65,286	156,115	130,768
Non-interest income/(expense):
Guarantee and commitment fees	3,489	3,213	7,422	6,908
Gains on financial derivatives	1,693	3,791	2,092	20,779
(Losses)/gains on trading securities	(9)	29	16	(34)
(Provision for)/release of reserve for losses	(69)	163	(272)	273
Other income	767	479	1,968	1,154
Non-interest income	5,871	7,675	11,226	29,080
Operating expenses:
Compensation and employee benefits	13,937	11,715	29,288	25,013
General and administrative	9,420	7,520	16,947	14,798
Regulatory fees	831	813	1,666	1,625
Operating expenses	24,188	20,048	47,901	41,436
Income before income taxes	59,287	52,913	119,440	118,412
Income tax expense	12,075	11,058	25,193	25,104
Net income	47,212	41,855	94,247	93,308
Preferred stock dividends	(6,791)	(6,792)	(13,582)	(13,583)
Net income attributable to common stockholders	$40,421	$35,063	$80,665	$79,725

Earnings per common share:
Basic earnings per common share	$3.73	$3.25	$7.46	$7.40
Diluted earnings per common share	$3.70	$3.23	$7.39	$7.33

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$40,421	$40,244	$35,063
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	2,141	916	2,846
(Losses)/gains on hedging activities due to fair value changes	(4,901)	(105)	428
Unrealized (losses)/gains on trading assets	(57)	359	(285)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	29	29	(62)
Net effects of terminations or net settlements on financial derivatives	583	523	2,536
Income tax effect related to reconciling items	464	(362)	(1,148)
Sub-total	(1,741)	1,360	4,315
Core earnings	$42,162	$38,884	$30,748

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$81,832	$77,173	$60,946
Guarantee and commitment fees(2)	4,581	4,654	4,709
Other(3)	409	1,067	307
Total revenues	86,822	82,894	65,962

Credit related expense (GAAP):
Provision for/(release of) losses	1,142	750	(1,535)
Total credit related expense	1,142	750	(1,535)

Operating expenses (GAAP):
Compensation and employee benefits	13,937	15,351	11,715
General and administrative	9,420	7,527	7,520
Regulatory fees	831	835	813
Total operating expenses	24,188	23,713	20,048

Net earnings	61,492	58,431	47,449
Income tax expense(4)	12,539	12,756	9,909
Preferred stock dividends (GAAP)	6,791	6,791	6,792
Core earnings	$42,162	$38,884	$30,748

Core earnings per share:
Basic	$3.89	$3.60	$2.85
Diluted	$3.86	$3.56	$2.83
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Six Months Ended
	June 30, 2023	June 30, 2022
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$80,665	$79,725
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	3,057	5,458
(Losses)/gains on hedging activities due to fair value changes	(5,006)	6,115
Unrealized gains/(losses) on trading assets	302	(191)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	58	(42)
Net effects of terminations or net settlements on financial derivatives	1,106	18,048
Income tax effect related to reconciling items	102	(6,172)
Sub-total	(381)	23,216
Core earnings	$81,046	$56,509

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$159,005	$118,785
Guarantee and commitment fees(2)	9,235	9,266
Other(3)	1,476	821
Total revenues	169,716	128,872

Credit related expense (GAAP):
Provision for/(release of) losses	1,892	(1,589)
Total credit related expense	1,892	(1,589)

Operating expenses (GAAP):
Compensation and employee benefits	29,288	25,013
General and administrative	16,947	14,798
Regulatory fees	1,666	1,625
Total operating expenses	47,901	41,436

Net earnings	119,923	89,025
Income tax expense(4)	25,295	18,933
Preferred stock dividends (GAAP)	13,582	13,583
Core earnings	$81,046	$56,509

Core earnings per share:
Basic	$7.49	$5.24
Diluted	$7.42	$5.20
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands, except per share amounts)
GAAP - Basic EPS	$3.73	$3.73	$3.25	$7.46	$7.40
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	0.20	0.09	0.26	0.28	0.51
(Losses)/gains on hedging activities due to fair value changes	(0.45)	(0.01)	0.04	(0.46)	0.57
Unrealized gains/(losses) on trading securities	—	0.03	(0.03)	0.03	(0.02)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	(0.01)	0.01	—
Net effects of terminations or net settlements on financial derivatives	0.05	0.05	0.24	0.10	1.67
Income tax effect related to reconciling items	0.04	(0.03)	(0.10)	0.01	(0.57)
Sub-total	(0.16)	0.13	0.40	(0.03)	2.16
Core Earnings - Basic EPS	$3.89	$3.60	$2.85	$7.49	$5.24

Shares used in per share calculation (GAAP and Core Earnings)	10,833	10,802	10,796	10,817	10,782

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$3.70	$3.69	$3.23	$7.39	$7.33
Less reconciling items:
Gains on undesignated financial derivatives due to fair value changes	0.20	0.09	0.26	0.28	0.50
(Losses)/gains on hedging activities due to fair value changes	(0.45)	(0.01)	0.04	(0.46)	0.56
Unrealized gains/(losses) on trading securities	—	0.03	(0.03)	0.03	(0.02)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	(0.01)	0.01	—
Net effects of terminations or net settlements on financial derivatives	0.05	0.05	0.23	0.10	1.66
Income tax effect related to reconciling items	0.04	(0.03)	(0.09)	0.01	(0.57)
Sub-total	(0.16)	0.13	0.40	(0.03)	2.13
Core Earnings - Diluted EPS	$3.86	$3.56	$2.83	$7.42	$5.20

Shares used in per share calculation (GAAP and Core Earnings)	10,916	10,918	10,864	10,917	10,876

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Six Months Ended
	June 30, 2023		March 31, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$78,677	1.12%	$79,058	1.14%	$63,914	1.00%	$157,735	1.13%	$129,452	1.03%
Net effects of consolidated trusts	(1,044)	0.02%	(1,055)	0.02%	(1,183)	0.02%	(2,099)	0.02%	(2,201)	0.02%
Expense related to undesignated financial derivatives	(1,568)	(0.02)%	(1,626)	(0.02)%	(2,026)	(0.03)%	(3,193)	(0.02)%	(3,020)	(0.02)%
Amortization of premiums/discounts on assets consolidated at fair value	(24)	—%	(23)	—%	65	—%	(48)	—%	49	—%
Amortization of losses due to terminations or net settlements on financial derivatives	890	0.01%	714	0.01%	725	0.01%	1,604	0.01%	1,083	0.01%
Fair value changes on fair value hedge relationships	4,901	0.07%	105	—%	(549)	(0.01)%	5,006	0.03%	(6,578)	(0.06)%
Net effective spread	$81,832	1.20%	$77,173	1.15%	$60,946	0.99%	$159,005	1.17%	$118,785	0.98%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended June 30, 2023:

Core Earnings by Business Segment
For the Three Months Ended June 30, 2023
	Agricultural Finance		Rural Infrastructure		Treasury		Corporate
	Farm & Ranch	Corporate AgFinance	Rural Utilities	Renewable Energy	Funding	Investments		Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$35,425	$7,444	$5,839	$1,100	$28,402	$467	$—	$—		$78,677
Less: reconciling adjustments(1)(2)(3)	(1,037)	—	(31)	—	4,096	127	—	(3,155)		—
Net effective spread	34,388	7,444	5,808	1,100	32,498	594	—	(3,155)		—
Guarantee and commitment fees	4,221	62	281	17	—	—	—	(1,092)		3,489
Other income/(expense)(3)	342	12	—	—	—	11	44	2,042		2,451
Total revenues	38,951	7,518	6,089	1,117	32,498	605	44	(2,205)		84,617

(Provision for)/release of losses	(5)	(327)	(632)	(110)	—	1	—	—		(1,073)

(Provision for)/release of reserve for losses	(75)	—	6	—	—	—	—	—		(69)
Operating expenses	—	—	—	—	—	—	(24,188)	—		(24,188)
Total non-interest expense	(75)	—	6	—	—	—	(24,188)	—		(24,257)
Core earnings before income taxes	38,871	7,191	5,463	1,007	32,498	606	(24,144)	(2,205)	(4)	59,287
Income tax (expense)/benefit	(8,163)	(1,510)	(1,147)	(211)	(6,825)	(127)	5,444	464		(12,075)
Core earnings before preferred stock dividends	30,708	5,681	4,316	796	25,673	479	(18,700)	(1,741)	(4)	47,212
Preferred stock dividends	—	—	—	—	—	—	(6,791)	—		(6,791)
Segment core earnings/(losses)	$30,708	$5,681	$4,316	$796	$25,673	$479	$(25,491)	$(1,741)	(4)	$40,421

Total Assets	$14,456,296	$1,584,841	$6,169,811	$314,538	$—	$4,959,243	$174,836	$—		$27,659,565
Total on- and off-balance sheet program assets at principal balance	$18,116,503	$1,680,756	$6,611,892	$327,901	$—	$—	$—	$—		$26,737,052
(1)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of June 30, 2023	As of December 31, 2022
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$4,952,272	$5,150,750
Loans held in consolidated trusts:
Beneficial interests owned by third-party investors (Pass-Through)(1)	On-balance sheet	877,063	914,918
Beneficial interests owned by third-party investors (Structured)(1)	On-balance sheet	571,117	296,658
IO-FMGS(2)	On-balance sheet	9,748	10,622
USDA Securities	On-balance sheet	2,343,286	2,407,302
AgVantage Securities(1)	On-balance sheet	5,460,000	5,605,000
LTSPCs and unfunded commitments	Off-balance sheet	2,835,020	2,822,309
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	481,397	500,953
Loans serviced for others	Off-balance sheet	586,600	20,280
Total Farm & Ranch		$18,116,503	$17,728,792
Corporate AgFinance:
Loans	On-balance sheet	$1,187,903	$1,166,253
AgVantage Securities(1)	On-balance sheet	368,123	359,600
Unfunded commitments	Off-balance sheet	124,730	77,654
Total Corporate AgFinance		$1,680,756	$1,603,507
Total Agricultural Finance		$19,797,259	$19,332,299
Rural Infrastructure Finance:
Rural Utilities:
Loans	On-balance sheet	$2,995,470	$2,801,696
AgVantage Securities(1)	On-balance sheet	3,141,514	3,044,156
LTSPCs and unfunded commitments	Off-balance sheet	473,810	512,592
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	1,098	1,169
Total Rural Utilities		$6,611,892	$6,359,613
Renewable Energy:
Loans	On-balance sheet	$311,297	$219,570
Unfunded commitments	Off-balance sheet	16,604	10,600
Total Renewable Energy		$327,901	$230,170
Total Rural Infrastructure Finance		$6,939,793	$6,589,783
Total		$26,737,052	$25,922,082
(1)A Farmer Mac Guaranteed Security.
(2)An interest-only Farmer Mac Guaranteed Security retained as part of a structured securitization.
(3)Other categories of Farmer Mac Guaranteed Securities that were sold by Farmer Mac to third parties

The following table presents the quarterly net effective spread (a non-GAAP measure) by segment:

	Net Effective Spread(1)
	Agricultural Finance				Rural Infrastructure Finance				Treasury
	Farm & Ranch		Corporate AgFinance		Rural Utilities		Renewable Energy		Funding		Investments		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
June 30, 2023(2)	$34,388	1.03%	$7,444	1.92%	$5,808	0.38%	$1,100	1.47%	$32,498	0.48%	$594	0.04%	$81,832	1.20%
March 31, 2023	32,465	0.97%	7,148	1.94%	5,507	0.36%	858	1.53%	31,738	0.47%	(543)	(0.04)%	77,173	1.15%
December 31, 2022	32,770	0.98%	7,471	1.94%	4,960	0.34%	935	1.76%	27,656	0.42%	(2,689)	(0.19)%	71,103	1.07%
September 30, 2022	33,343	1.04%	7,600	1.99%	4,220	0.30%	705	1.97%	22,564	0.36%	(2,791)	(0.21)%	65,641	1.03%
June 30, 2022	32,590	1.05%	6,929	1.87%	3,733	0.27%	468	1.78%	18,508	0.30%	(1,282)	(0.10)%	60,946	0.99%
March 31, 2022	30,354	1.02%	7,209	1.96%	3,159	0.23%	375	1.69%	16,738	0.28%	4	—%	57,839	0.97%
December 31, 2021	28,998	0.99%	6,321	1.84%	2,521	0.19%	356	1.53%	15,979	0.28%	158	0.01%	54,333	0.94%
September 30, 2021	28,914	1.06%	7,163	1.80%	2,067	0.16%	236	1.09%	17,386	0.31%	159	0.01%	55,925	0.99%
June 30, 2021	29,163	1.06%	6,676	1.65%	1,759	0.14%	378	1.80%	18,449	0.33%	126	0.01%	56,551	1.01%
(1)Farmer Mac excludes the Corporate segment in the presentation above because the segment does not have any interest-earning assets.
(2)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended June 30, 2023.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	June 2023	March 2023	December 2022	September 2022	June 2022	March 2022	December 2021	September 2021	June 2021
			(in thousands)
Revenues:
Net effective spread	$81,832	$77,173	$71,103	$65,641	$60,946	$57,839	$54,333	$55,925	$56,551
Guarantee and commitment fees	4,581	4,654	4,677	4,201	4,709	4,557	4,637	4,322	4,334
Gains on sale of mortgage loans	—	—	—	—	—	—	6,539	—	—
Other	409	1,067	390	473	307	514	241	687	301
Total revenues	86,822	82,894	76,170	70,315	65,962	62,910	65,750	60,934	61,186

Credit related expense/(income):
Provision for/(release of) losses	1,142	750	1,945	450	(1,535)	(54)	(1,428)	255	(983)
REO operating expenses	—	—	819	—	—	—	—	—	—
Total credit related expense/(income)	1,142	750	2,764	450	(1,535)	(54)	(1,428)	255	(983)

Operating expenses:
Compensation and employee benefits	13,937	15,351	12,105	11,648	11,715	13,298	11,246	10,027	9,779
General and administrative	9,420	7,527	8,055	6,919	7,520	7,278	8,492	6,330	6,349
Regulatory fees	831	835	832	812	813	812	812	750	750
Total operating expenses	24,188	23,713	20,992	19,379	20,048	21,388	20,550	17,107	16,878

Net earnings	61,492	58,431	52,414	50,486	47,449	41,576	46,628	43,572	45,291
Income tax expense	12,539	12,756	11,210	10,303	9,909	9,024	9,809	9,152	9,463
Preferred stock dividends	6,791	6,791	6,791	6,791	6,792	6,791	6,792	6,774	5,842
Core earnings	$42,162	$38,884	$34,413	$33,392	$30,748	$25,761	$30,027	$27,646	$29,986

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$2,141	$916	$1,596	$6,441	$2,846	$2,612	$(1,242)	$(405)	$(3,020)
(Losses)/gains on hedging activities due to fair value changes	(4,901)	(105)	(148)	(624)	428	5,687	(2,079)	1,818	(5,866)
Unrealized (losses)/gains on trading assets	(57)	359	31	(757)	(285)	94	(76)	36	(61)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	29	29	57	24	(62)	20	71	23	20
Net effects of terminations or net settlements on financial derivatives	583	523	1,268	(3,522)	2,536	15,512	(429)	(351)	109
Income tax effect related to reconciling items	464	(362)	(590)	(327)	(1,148)	(5,024)	789	(236)	1,852
Net income attributable to common stockholders	$40,421	$40,244	$36,627	$34,627	$35,063	$44,662	$27,061	$28,531	$23,020